                                                                    EXHIBIT 10.3

                                                         ASSET BASED

                           LOAN AND SECURITY AGREEMENT


         THIS AGREEMENT is made this 10th day of December, 1998 between LITTLEFIELD, ADAMS & COMPANY, a New Jersey corporation ("Borrower") whose mailing address is 6262 Executive Boulevard, Huber Heights, Ohio 45424, and THE PROVIDENT BANK ("Bank"), an Ohio banking corporation whose mailing address is One East Fourth Street, Cincinnati, Ohio 45202.

         1. Definitions. As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Uniform Commercial Code as adopted in Ohio shall have the meanings given therein unless otherwise defined herein.

         "Accounts" means all of Borrower's accounts (as that term is defined in the Uniform Commercial Code), accounts receivable, chattel paper, contract rights, documents and instruments; all other obligations or indebtedness owed to Borrower from whatever source arising; all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Borrower in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Borrower or hereafter acquired or in existence.

         "Affiliate" means any person, company or business entity controlling, controlled by or under common control with, Borrower, whether such common control is direct or indirect, and all of the officers and directors of Borrower and such entities.

         "Applicable Margin" has the meaning given in Section 2.2.

         "Borrowing Base Certificate" has the meaning given in Section 2.1.

         "Cash Collateral Account" means that deposit account(s) maintained by Borrower at Bank into which all collections on the collateral shall be deposited and over which Bank shall have the sole power of withdrawal.

         "Change of Control" means the acquisition by any person, or two or more person acting in concert, of "beneficial ownership" (as defined for purposes of Rule 13d-3 adopted under the Securities Exchange Act of 1934) of 25% or more of the voting power of Borrower's outstanding capital stock.

         "Collateral" means (a) all of Borrower's Accounts, Equipment, General Intangibles, Inventory and all other items of personal property now owned or hereafter acquired by Borrower or in which Borrower has granted or may in the future grant a security interest to Bank hereunder or in any supplement hereto or otherwise; (b) all of Borrower's right, title and interest in and to all goods or other property represented by or securing any of the Accounts, including all goods that may be reclaimed or repossessed from or returned by Debtors; (c) all of Borrowers rights as an unpaid seller, including stoppage in transit, detinue and reclamation; (d) all additional amounts due to Borrower from any Debtor, irrespective of whether such additional amounts have been specifically assigned to Bank; (e) all guaranties, or other agreements or property securing or relating to any of the items referred to in (a) above, or acquired for the purpose of securing and enforcing any of such items; (f) all instruments, documents, securities, cash, property, deposit accounts (including but not limited to deposits made to Borrower's Cash Collateral Account), and the proceeds of any of the foregoing, owned by Borrower or in which Borrower has an interest, which are now or may hereafter be in the possession or control of Bank or in transit by mail or carrier to or from Bank, or in possession of any third party acting on behalf of Bank, without regard to whether Bank received same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same; (g) all ledger sheets, files, records, documents, blueprints, drawings and instruments (including, without limitation, computer programs, tapes and related electronic data processing sol.are) evidencing an interest in or relating to the foregoing; and (h) all proceeds and products of the collateral described above, including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.

         "Debtor" means the account debtor with respect to any of Borrower's Accounts.

         "Default Rate" has the meaning given in Section 2.2.

         "Designated Accounts" means Accounts arising from sales by Borrower to:
(i) the Wal-Mart store operations of Wal-Mart Stores, Inc. and its Affiliates,
(ii) the Target store operations of Dayton Hudson Corporation and its Affiliates, and (iii) the Kmart store operations of Kmart Corporation and its Affiliates.

         "Eligible Accounts" means such of the Designated Accounts as to which each of the following is accurate, to the reasonable satisfaction of Bank: (i) Bank has a perfected first priority security interest in such Account; (ii) delivery of the merchandise or the rendition of services giving rise to such Account has been completed; (iii) such merchandise or services tlave been finally accepted by the customer and are not subject to return or rejection;
(iv) such Account continues to be in full conformity with the representations and warranties made by Borrower to Bank with respect thereto; (v) no more than 90 days have elapsed from the invoice date with respect to such Account; and
(vi) Bank is and continues to be satisfied with the credit standing of the Debtor in relation to the amount of credit extended. A Designated Account shall not be considered eligible to the extent of: (i) any return, rejection or repossession of the merchandise or services the provision of which gave rise to the Account, and (ii) any dispute, offset, defense or counterclaim of the customer with respect to the Account or the merchandise or services giving rise to the Account.

         "Eligible Inventory" means such of Borrower's Inventory as to which each of the following. is accurate, to the reasonable satisfaction of Bank: (i) such Inventory consists of unprinted shirts; (ii) such Inventory is located at Borrower's facility at 6262 Executive Boulevard, Huber Heights, Ohio; (iii) Bank has a perfected security interest in such Inventory; and (iv) such Inventory is and at all times continues to be acceptable to Bank in its sole discretion.

         "Equipment" means all of Borrower's equipment (as that term is defined in the Uniform Commercial Code), including, without limitation, all furniture, fixtures, machinery and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether now owned or hereafter acquired by Borrower.

         "Event of Default" means any event described in Section 10.1.

         "Floyd Consent" means consent of The Bank of Floyd to the transactions contemplated by this Agreement, which shall be in form and substance satisfactory to Bank, in its sole discretion.

         "GAAP" means U.S. generally accepted accounting principles, consistently applied.

         "General Intangibles" means all of Borrower's general intangibles (as that term is defined in the Uniform Commercial Code), including, without limitation, all goodwill, patents, formulas, blueprints, proprietary manufacturing processes, trademarks, trade names, licenses (but only to the extent that Borrower has the right to assign its rights under the license or to grant a security interest therein), franchises, beneficial interests in trusts, joint venture interests, partnership interests, rights to tax refunds, rights to insurance proceeds, causes of action, pension plan overfundings, literary rights and other contractual rights of Borrower, all whether now owned or hereafter acquired by Borrower.

         "Intercreditor Agreement" means an agreement between Bank, Borrower and Merchant Factors Corp. in form and substance acceptable to Bank in its sole discretion.

         "Inventory" means all of Borrower's inventory (as that term is defined in the Uniform Commercial Code), including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service by Borrower, or are raw materials, work-in-progress, supplies or materials used or consumed in Borrower's business, and all products thereof, and all substitutions, replacements, additions and accessories thereto, all whether now owned or hereafter acquired by Borrower, and all of Borrower's right, title and interest in and to any leases or rental agreements for such inventory.

         "Leverage Ratio" means the ratio calculated as provided in Section 5.17(b) as of the specified date.

         "Loan Documents" means this Agreement, the Note and the other agreements and documents contemplated by either of the foregoing.

         "Loans" means the Revolving Loans.

         "Material Adverse Affect" means a material adverse affect on Borrower's assets, liabilities, business, properties, prospects, financial condition or results of operations, as reasonably determined by Bank.

         "Maximum Loan Amount" has the meaning set forth in Section 2.1.

         "Next Agreement" means the Agreement dated October 15, 1998 between Next, Inc. and Borrower.

         "Note" means the Revolving Note, as defined in Section 2.1.

         "Obligations" means, without limitation, all Loans and all other debts, obligations, or liabilities of every kind and description of Borrower to Bank, now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or extension), all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Bank for Borrower and the applications relating thereto, all indebtedness of Borrower to Bank, all undertakings to take or refrain from taking any action and all indebtedness, liabilities and obligations owing from Borrower to others which Bank may obtain by purchase, negotiation, discount, assignment or otherwise. Obligations also shall include all interest and other charges chargeable to Borrower or due from Borrower to Bank from time to time and all costs and expenses referred to in Section 11.

         "Permitted Equipment Lien" means the security interest and lien of The Bank of Floyd in the equipment of Borrower, which secures obligations of Borrower to The Bank of Floyd (as such obligations may be modified, amended or extended, but not increased in principal amount) in a principal amount which does not exceed $518,000 in the aggregate.

         "Permitted Factor Lien" means the security interest and lien of Merchant Factors Corp. pursuant to the Permitted Factoring Agreement, as modified by the Intercreditor Agreement.

         "Permitted Factoring Agreement" means the Factoring Agreement dated January 25, 1996, as amended, between Borrower and Merchant Factors Corp.

         "Permitted Liens" means the liens and interests in favor of Bank granted in connection herewith and the following:

         (i) liens arising by operation of law for taxes and assessments not yet due and payable;

         (ii) statutory liens of mechanics, materialmen, shippers and warehousemen for services or materials for which payment is not yet due;

         (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (iv)  the Permitted Factor Lien;

         (v)   the Permitted Equipment Lien;

         (vi) liens, if any, specifically permitted by Bank from time to time in writing; and

         (vii) the following if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrower has given prior notice to Bank and for which appropriate reserves (in Bank's reasonable judgment) have been established and so long as levy and execution have been and continue to be stayed: claims and liens for taxes and assessment due and payable and claims of mechanics, materialmen, shippers, warehousemen, carriers and landlords.

         "Prime Rate" has the meaning given in Section 2.2.

         "Revolving Loans" has the meaning given in Section 2.1.

         "Subordinated Debentures" means Borrower's 7% Convertible Subordinated Debentures issued on April 24, 1998 in an aggregate principal amount not exceeding $1,200,000.

         "Systems" has the meaning given in Section 4.16.

         "Termination Date" means the earlier of: (i) December 10, 2000, (ii) the date as of which Borrower has terminated Bank's commitment to make additional Revolving Loans pursuant to Section 2.6, or (iii) the date on which an Event of Default occurs, unless the termination of Bank's commitment in connection with such Event of Default is waived in writing by Bank.

         "WCW License" means the License Agreement dated as of February 27, 1998 between Borrower and World Championship Wrestling, Inc. with respect to the names, likenesses, characters, trademarks and/or copyrights of World Championship Wrestling and New World Order.

         2.  Loans and Interest

         2.1 Revolving Loans. So long as no Event of Default has occurred and is continuing, Bank shall make revolving loans ("Revolving Loans") to Borrower from time to time from the date hereof through the Termination Date in an aggregate amount outstanding at any time not to exceed the lesser of(i) $10,000,000, or
(ii) the sum of(a) 80% of the outstanding amount of Eligible Accounts, plus (b) the lesser of (x) $750,000, or (y) 40% of the lower of the cost or market value of Eligible Inventory, plus (c) 100% of the balance of the Cash Collateral Account (the lesser of (i) or (ii) hereinafter being referred to as the "Maximum Loan Amount"). Bank may require Borrower from time to time and, in any event, prior to the making of a Revolving Loan and at least once each week (or, if Bank so determines, once each day) while any Revolving Loans are outstanding to deliver to Bank a certificate (a "Borrowing Base Certificate") in a form satisfactory to Bank which sets forth a current calculation of the Maximum Loan Amount and such other matters as Bank reasonably may specify. Should the aggregate amount of outstanding Revolving Loans at any time exceed the Maximum Loan Amount, Borrower immediately shall repay such excess amount. Revolving Loans may be made in excess of the Maximum Loan Amount in the sole discretion of Bank. The Revolving Loans shall be evidenced by a promissory note executed by the Borrower (the "Revolving Note") in form satisfactory to Bank.

         2.2 Interest. The Revolving Loans shall bear interest on the principal balance from time to time outstanding at a rate per annum equal to Bank's Prime Rate plus the Applicable Margin until maturity, whether by acceleration or otherwise, and thereafter at a rate equal to 4.5% per annum plus the rate otherwise prevailing hereunder (the "Default Rate"), but in no event to exceed the maximum rate permitted to be paid by Borrower or received by Bank with respect to the Revolving Loans under applicable law. Interest shall be payable to the extent then accrued on the first day of each consecutive calendar month, commencing on January 1, 1999, and at maturity (whether by acceleration or otherwise) and from and after such maturity, on demand. The rate of interest borne by the Revolving Loans shall change as and when the Bank's Prime Rate changes and if, as and when the Applicable Margin changes.

        "Prime Rate" is that annual percentage rate of interest which is established by Bank from time to time as its prime rate, whether or not such rate is publicly announced, and which provides a base to which loan rates may be referenced. Prime Rate is not necessarily the lowest lending rate of Bank. A rate based on Prime Rate will change each time and as of the date that Prime Rate changes.

         "Applicable Margin" shall be 3% per annum; provided, however, that the Applicable Margin shall be adjusted in accordance with all of the following provisions:

                  (i) If Borrower's Leverage Ratio as of the end of any fiscal quarter ending on or after a date (a "Reference Date") set forth in the first column of the following table (the "Margin Table") is less than the ratio set forth in the second column of the Margin Table opposite such Reference Date, the Applicable Margin shall be reduced to the percentage set forth in the third column of the Margin Table opposite such Reference Date and ratio.


                                  MARGIN TABLE

Reference Date                        Leverage Ratio Less Than                    Applicable Margin
December 31, 1998                           2.00 to 1                                   2.5%
March 31, 1999                              1.50 to 1                                   2.0%
June 30, 1999                               1.25 to 1                                   1.5%
December 31, 1999                           1.00 to 1                                   1.0%

                  (ii) If as of the end of any fiscal quarter (x) the Applicable Margin is less than 3%, and (y) Borrower's Leverage Ratio is not less than the ratio set forth in the second column of the Margin Table opposite the Applicable Margin which then is in effect, the Applicable Margin shall be increased to the rate per annum set forth in the third column of the Margin Table opposite the highest ratio in the second column which is less than Borrower's Leverage Ratio; provided, however, that if as of the end of any fiscal quarter Borrower's Leverage Ratio is 2.00 to 1 or greater, the Applicable Margin shall, as the case may be, continue at, or shall be increased to, 3% per annum.

                  (iii) Each adjustment to the Applicable Margin pursuant to clause (i) or (ii) above shall become effective as of the first day of the first month following the month in which Borrower delivers to Bank financial statements pursuant to Section 5.5 or 5.6 establishing that Borrower's Leverage Ratio requires an adjustment pursuant to such clause.

                  (iv) If as of the end of any fiscal quarter (x) the Applicable Margin is less than 3%, and (y) Borrower fails to deliver financial statements with respect to such fiscal quarter within the applicable time period specified in Section 5.5 or 5.6, the Applicable Margin shall be increased to 3% per annum, effective the first day following the end of such applicable time period.

                  (v) In no event shall the Applicable Margin be reduced, as the result of any single adjustment, to a percentage which is less than the lesser of: (i) 0.5% less than the Applicable Margin which was in effect immediately prior to such adjustment, or (ii) the lowest Applicable Margin which was in effect hereunder at any time prior to such adjustment.

                  (vi) The Applicable Margin shall not be reduced unless at the time of such reduction no Event of Default has occurred and is continuing.

         In case of any change in law or governmental roles, regulations, guidelines or orders (or any interpretations thereof) or the introduction of new laws, regulations or guidelines, which require Bank to reserve for unfunded credit commitments, Bank may charge Borrower an additional fee which will compensate Bank for complying with such requirements in connection with this Agreement.

         2.3 Loan Payments. All payments of interest, principal and all other amounts owing hereunder or under the Note shall be made by Borrower to Bank in immediately available funds at its principal office in Cincinnati, Ohio or at such other place as Bank may designate in writing, at such times as shall be set forth herein or in the Note. Borrower hereby authorizes Bank, at Bank's option, to charge any account or charge or increase any Loan balance of Borrower at Bank for the payment or repayment of any interest or principal of the Loans or any fees, charges or other amounts due to Bank hereunder (after giving effect to any applicable grace periods hereunder).

         2.4 Conditions to Initial Loan. As a condition to Bank's obligation to make the initial Loan under this Agreement, Borrower shall deliver the following to Bank:

         (i)    the executed Revolving Note;

         (ii)   an executed Borrowing Base Certificate;

         (iii) executed UCC-1 financing statements in form satisfactory to Bank;

         (iv)   the executed Intercreditor Agreement and the executed Floyd
Consent;

         (v) the Articles or Certificate of Incorporation of Borrower, certified by the Secretary of State (or other equivalent officer) of the jurisdiction of Borrower's incorporation;

         (vi) the By-laws or other similar governing document of Borrower, together with all amendments thereto, certified as true and complete by the Secretary or an Assistant Secretary of Borrower;

         (vii) a certificate issued by the Secretary of State (or other equivalent officer) of the state in which Borrower is incorporated and by the Secretary of State (or other equivalent officer) of Ohio and each other state in which Borrower is qualified to do business, with respect to the good standing of such Borrower in each such state;

         (viii) resolutions adopted by the Board of Directors (or other body performing a similar function) of Borrower authorizing execution, delivery and performance of the Loan Documents by Borrower, certified as true and correct and in full force and effect by the Secretary or an Assistant Secretary of Borrower;

         (ix) an opinion of counsel to Borrower in form reasonably acceptable to Bank;

         (x) a closing fee in the amount of $50,000 (less the $10,000 previously paid by Borrower) plus $1,000 as the Collateral monitoring fee for December 1998 which is payable pursuant to Section 8.

         (xi) such other documents and instruments as Bank reasonably may request.

         2.5 Conditions to Subsequent Loans. Bank's obligation under Section 2.1 to make subsequent Loans after the initial Loan under this Agreement shall be conditioned upon satisfaction of all of the following additional conditions: (i) Borrower shall have delivered to Bank an executed Borrowing Base Certificate as of the date of such subsequent Loan, (ii) no Event of Default shall have occurred and be continuing, (iii) Borrower shall be in compliance with all of its covenants under Sections 5 and 6, and (iv) the representations and warranties set forth in Section 4 shall be true and correct in all material respects as of the date of such subsequent Loan, except to the extent such representations and warranties expressly relate to an earlier date..

         2.6 Termination Fee. Borrower may terminate Bank's commitment to make any additional Revolving Loans by doing all of the following: (i) Borrower shall give Bank 30 days prior written notice of Borrower's intention to do so as of a specified date at least 30 days after the date such notice is given, (ii) Borrower shall pay all principal, interest and other amounts due to Bank under this Agreement, the Note and all other Loan Documents through the specified date of termination, and (iii) Borrower shall pay to Bank a termination fee in the amount of $200,000, if the specified date of termination is prior to December 10, 2000.

         3. Grant of Security Interest. To secure the payment and performance of all of the Obligations, as herein defined, Borrower hereby grants to Bank a continuing security interest in and assigns to Bank all of the Collateral.

         4. Representations and Warranties. Borrower hereby represents and warrants to Bank that:

         4.1 Organization and Authority. (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted; (b) the execution and delivery of this Agreement, the Note and the other Loan Documents to which Borrower is a party and the performance of the transactions contemplated hereby and thereby are within the authority of Borrower and have been duly authorized by all proper and necessary action on the part of Borrower; (c) the execution and delivery by Borrower of this Agreement, the Note and the other Loan Documents to which Borrower is a party and the performance by Borrower of the transactions contemplated hereby and thereby will not violate or contravene any provisions of law or the articles or certificate of incorporation or the bylaws or any other governing document of Borrower or result in a breach or default in respect of the terms of any other agreement to which Borrower is a party or by which it or any of its property is bound (which breach or default would have a Material Adverse Effect; and (d) Borrower is duly qualified to transact business and is in good standing in every jurisdiction where the nature of its properties or the conduct of its business requires such qualification.

         4.2 Binding Effect of Documents. This Agreement, the Note and the other Loan Documents to which Borrower is a party are legal and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' fights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         4.3 Consents. The execution and delivery of this Agreement, the Note and the other Loan Documents to which Borrower is a party by Borrower and the performance by Borrower of the transactions contemplated hereby and thereby do not require any approval or consent of any governmental agency or authority or of any other party other than such approvals or consents as have been obtained and remain in full force and effect.

         4.4 Financial Statements. Borrower has delivered to Bank copies of its consolidated and consolidating financial statements as of and for the year ending December 31, 1997 and as of and for each of the three fiscal quarters ended thereafter (collectively, the "Financial Statements"). All of the Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods and fairly present the financial condition of Borrower and the results of its operations as at the dates thereof and for the periods then ended, except that the quarterly statements included in the Financial Statements are subject to normal year-end adjustments.

         4.5 No Change in Financial. Condition. Since December 31, 1997, there has been no change in the assets, liabilities, financial condition or operation of Borrower, other than changes in the ordinary course of business which, individually or in the aggregate, do not have a Material Adverse Effect.

         4.6 No Other Liabilities. Except: (i) to the extent reflected in the most recent financial statements delivered by Borrower to Bank pursuant to this Agreement prior to the time this representation and warranty is made, (ii) liabilities and obligations incurred in the ordinary course of business since the date of such most recent financial statements, (iii) liabilities and obligations to Bank under this Agreement and, to the extent permitted by this Agreement, liabilities and obligations to Merchant Factors Corp. and to The Bank of Floyd, (iv) liabilities and obligations under the Next Agreement, and (v) liabilities and obligations which, individually or in the aggregate, do not have a Material Adverse Effect, there is no basis for the assertion against Borrower of any liabilities or obligations of any nature, direct or indirect, accrued, absolute or contingent (including, without limitation, liabilities for taxes then due or to become due whether incurred in respect of or measured by the income of Borrower for any period prior to the time this representation and warranty is made or arising out of transactions entered into, or any state of facts existing prior to, the time this representation and warranty is made).

         4.7 Taxes. Borrower has filed all federal, state, local and other tax returns and reports required to be filed by it and such returns and reports are true and correct in all material respects. Borrower has paid all taxes, assessments and other governmental charges lawfully levied or imposed on or against it or its properties, other than: (i) those presently payable without penalty or interest, and (ii) those being contested in good faith by Borrower and for which Borrower has posted a bond or other security required by applicable law and has accrued a reserve on its books and in its financial statements in accordance with GAAP.

         4.8 No Litigation. Except as described on Schedule 4.8 or as Borrower otherwise may have disclosed in writing to Bank prior to the time this representation and warranty is made, there is no litigation or proceeding or governmental investigation pending or, to the knowledge of Borrower, threatened against or relating to Borrower or any of its properties or business.

         4.9 Compliance with Laws. Borrower is not in violation of or default under any statute, regulation, license, permit, order, writ, injunction or decree of any government, governmental department, commission, board, bureau, agency, instrumentality or court, which violation or default could have a Material Adverse Effect.

         4.10 No Default. Borrower is not in default under any order, writ, judgment, injunction, decree, indenture, agreement, lease or other instrument or contract, which default would have a Material Adverse Effect. No holder of any indebtedness of Borrower has given notice of any asserted default thereunder; and no liquidation or dissolution of Borrower, and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or any of its properties is pending or, to the knowledge of Borrower, is threatened against Borrower or any of its properties.

         4.11 Location of Collateral. Borrower maintains places of business only at 6262 Executive Boulevard, Huber Heights, Ohio 45424 and 350 Fifth Avenue, Suite 4213, New York City, New York 10118-1188. Borrower maintains its books of account and records (including all records concerning Collateral) only at, and maintains its chief executive office at, 6262 Executive Boulevard, Huber Heights, Ohio 45424.

         4.12 Title to Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Bank's security interest, Borrower is and at all times will be the sole owner of and have good and marketable title to the Collateral, free from all liens, encumbrances and security interests in favor of any person, other than Permitted Liens, and has full right and power to grant Bank a security interest therein. All information furnished to Bank concerning the Collateral is and will be complete, accurate and correct in all material respects when furnished. The Permitted Equipment Lien covering the equipment of Borrower secures the obligations of Borrower to The Bank of Floyd in a principal amount which does not exceed $518,000 in the aggregate.

         4.13 Accounts. As to each and every Designated Account which Borrower has shown as an Eligible Receivable on the most recent Borrowing Base Certificate delivered to Bank: (a) such Designated Account is a valid bona fide existing obligation of the Debtor for a sum certain for sales of goods shipped or delivered, or goods leased, or services rendered in the ordinary course of business; (b) all supporting documents, instruments, chattel paper and other evidence of indebtedness, if any, delivered to Bank are complete and correct and valid and enforceable in accordance with their terms, and all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers have full capacity to contract; (c) the Debtor is liable for the amount expressed in such Account according to its terms, and such Debtor has no right to reject or return the goods the sale of which gave rise to such Account to Borrower for a refund or discount; (d) such Account is subject to no discount, allowance or special terms of payment without the prior approval of Bank; (e) such Account is subject to no dispute, defense or offset, real or claimed; (f) such Account is subject to no prohibition or limitation upon assignment; and (g) Borrower has full right and power to grant Bank a security interest therein, and the security interest granted in such Account to Bank pursuant to Section 3 is a valid first priority security interest inuring to the benefit of Bank without further action. The warranties set out herein shall be deemed to have been made with respect to each and every Designated Account shown by Borrower as an Eligible Account on any Borrowing Base Certificate hereafter delivered to Bank by Borrower.

         4.14 Rights of Borrower in Inventory. Except as otherwise provided in
Schedule 4.14, all of the Inventory (a) is of good and merchantable quality, free from defects, and (b) is stored at Borrower's facility at 6262 Executive Boulevard, Huber Heights, Ohio.

         4.15 Employee Benefit Plans. Other than the plans described on Schedule
4.15 (the "Plans"), Borrower maintains no plans which are subject to regulation under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA, and no fact or situation, including but not limited to any "Reportable Event," or "Prohibited Transaction," as such terms are defined in ERISA, exists which is a violation of ERISA in connection with any Plan. Borrower has complied with all applicable provisions of ERISA, including minimum funding requirements; has made all filings required to be made by Borrower or any Plans (now or at any time in the past maintained) under ERISA; has no application pending for any extension of time in which to make contributions to any Plan maintained by it or to which it is, or has been, required to contribute; has timely made all contributions and paid all premiums required to be paid to the Pension Benefit Guaranty Corporation; and no matters are presently pending before the United States Labor Department or the Internal Revenue Service concerning any Plan maintained (now or at any time in the past) by Borrower or to which it is or was required to contribute. Each employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by Borrower is qualified and tax exempt under the Internal Revenue Code. Borrower has never had any obligation or liability with respect to a multi-employer plan, as defined in Section 3(37) of ERISA.

         4.16 Year 2000 Compatibility. (a) Except as would not have a Material Adverse Effect: (i) all date-sensitive hardware, software, processes, procedures, interfaces and operating systems and core business functions (jointly referred to as "Systems") used within the Borrower's operations contain acceptable design and performance specifications so that such Systems will not abruptly end or provide invalid or incorrect results during the operation of Borrower's business on or after January 1, 2000, and (ii) all such Systems have been designed to ensure year 2000 compatibility including, but not be limited to: date data century recognition, calculations that accommodate same century and multi-century formulas and date values, date data interface values that reflect the century, and which include year 2000 leap year calculations.

         (b) Borrower has confirmed with all of its material suppliers that all data-sensitive hardware, software, processes, procedures, interfaces and operating Systems used within the supplier's operations relevant to Borrower contain acceptable design and performance specifications so that such Systems will not abruptly end or provide invalid or incorrect results during the operation of Borrower's business on or alter January 1, 2000 and that all such Systems have been designed to ensure year 2000 compatibility including, but not be limited to: date data century recognition, calculations that accommodate same century and multi-century formulas and date values, date data interface values that reflect the century, and which include year 2000 leap year calculations.

         4.17 Accuracy of Representations. No representation or warranty by or with respect to Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

         4.18 Representations as Inducement to Bank. The foregoing representations and warranties are made by Borrower with the knowledge and intention that Bank will rely thereon, and shall survive the execution and delivery of this Agreement and the making of all Loans hereunder. The receipt by Borrower of a Loan advance shall constitute a representation and warranty by Borrower that the representations and warranties contained in this Section 4 are true and correct in all material respects as of the date of such Loan advance, except to the extent such representations and warranties expressly relate to an earlier date.

         5. Affirmative Covenants. Borrower covenants and agrees that, until all of the Obligations have been paid in full, unless Bank otherwise consents in writing, Borrower shall, and shall cause each of its subsidiaries, if any, to:

         5.1 Books and Records. Maintain complete and accurate books of account and records pertaining to the Collateral and the operations of Borrower and all such books of account and records shall be kept and maintained at the location specified in Section 4.11. Borrower shall not move such books of account and records or change its chief executive office without giving Bank at least 30 days prior written notice. Prior to moving any of such books of account and records or changing the location of such chief executive office, Borrower shall execute and deliver to Bank financing statements satisfactory to Bank. All financial statements and reports furnished to Bank shall be maintained and prepared in accordance with GAAP applied on a basis consistent with prior periods.

         5.2 Access to Information. Grant Bank, or its representatives, full and complete access to the Collateral and to all books of account, records, correspondence and other papers relating to the Collateral during normal business hours and without undue disruption to the operation of Borrower's business and the right to inspect, examine, verify and make abstracts from the copies of such books of account, records, correspondence and other papers, and to investigate such other records, activities and business of Borrower as they reasonably may deem necessary or appropriate at the time.

         5.3 Year 2000 Compliance. Provide Bank with such certifications, test results and other assurances reasonably requested by Bank showing all of Borrower's core and material Systems to be year 2000 compliant, as represented and warranted by Borrower in Section 4.16, and provide any representative of Bank with access during all business hours to, and permit any such representative to examine, copy or make excerpts from, any and all books, records and documents of or in the possession of Borrower to inspect any Systems and properties of Borrower or to project-test Systems (at Bank's expense) to determine if they are year 2000 complaint in the integrated environment.

         5.4 Evidence of Accounts. Upon the creation of Accounts, or from time to time as Bank may require, deliver to Bank schedules of all outstanding Accounts. Such schedules shall be in form satisfactory to Bank and shall show the age of such Accounts in intervals of not more than 30 days, and contain such other information and be accompanied by such supporting documents as Bank from time to time reasonably may prescribe. Borrower also shall deliver to Bank copies of Debtors' invoices, evidences of shipment or delivery and such other schedules and information as Bank may reasonably request. The items to be provided under this section are to be prepared and delivered to Bank from time to time solely for its convenience in maintaining records of the Collateral, and Borrower's failure to give any of such items to Bank shall not affect, terminate, modify or otherwise limit Bank's security interest granted herein.

         5.5 Annual Financial Information. Deliver to Bank not more than 95 days after the close of each fiscal year of Borrower annual consolidated and consolidating financial statements of Borrower, including a balance sheet and related income statement, prepared in accordance with GAAP together with, in the case of such consolidated financial statements, the unqualified opinion of Borrower's independent certified public accountants (who shall be reasonably acceptable to Bank) with respect thereto.

         5.6 Interim Financial Information. Deliver to Bank not more than 50 business days after the end of each fiscal quarter (or, if Bank so requests, as of the end of each calendar month), consolidated and consolidating financial statements of Borrower as of the end of such quarter (or such month, if Bank has requested monthly statements) and for such period and the portion of ttie fiscal year then ended, including a balance sheet with related profit and loss statement, prepared in accordance with GAAP (subject to normal year end audit adjustments) and certified as true and correct in all material respects by the chief financial officer of Borrower.

         5.7 Other Information. Promptly furnish to Bank (a) copies of all reports, statements, registration statements and other documents filed by Borrower with the Securities and Exchange Commission or any stock exchange on which its securities may be traded, (b) copies of all communications sent generally by Borrower to its security holders, and (c) such other financial and business information and reports in form and substance reasonably satisfactory to Bank as and when Bank from time to time reasonably may request.

         5.8 Maintenance of Existence and Licenses. While this Agreement remains in effect and until the Obligations have been paid in full: (a) maintain its corporate existence in good standing; (b) make no material change in the nature or character of its business or engage in any business which is materially different from a business in which it was engaged on the date of this Agreement; (c) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business and (d) qualify as a foreign corporation and obtain all requisite licenses and permits in each state (other than the state of its incorporation) in which Borrower does business, unless the failure so to qualify or to obtain any such license or permit would not have a Material Adverse Effect.

         5.9 Maintenance and Insurance of Properties. Maintain and keep all of its properties, real and personal, in good working order, condition and repair (ordinary wear and tear excepted) and insure and keep insured all such properties at all times against loss of damage by fire, theft, and such other risks and hazards, and in such amounts, as are customarily insured against by businesses in similar circumstances with insurers reasonably acceptable to Bank. If Borrower fails to do so, Bank may obtain such insurance and charge the cost thereof to Borrower's account and add it to the Obligations. If any insured loss should occur, the proceeds of all such insurance policies may be applied to the payment of all or any part of the Obligations, as Bank may direct. Bank shall be named loss payee on such insurance policies to the extent that such policies insure the Collateral. All policies shall provide for at least 30 days prior written notice of cancellation to Bank. Borrower shall deliver at least annually to Bank, or more frequently if requested by Bank, certificates of insurance evidencing Borrower's compliance herewith. Bank or Bank's designated agent is hereby irrevocably constituted and appointed attorney-in-fact for Borrower (either in the name of Borrower or in the name of Bank), during the continuance of an Event of Default, to make adjustments of all insurance losses, sign all applications, releases and other papers necessary for the collection of any such loss, make settlements and endorse and collect all instruments payable to Borrower or issued in connection therewith.

         5.10 Liability Insurance. At all times, maintain in full force and effect such liability insurance with respect to its activities and business interruption and other insurance as may be required by Bank, such insurance to be provided by insurer(s) reasonably acceptable to Bank, and if requested by Bank, such insurance shall name Bank as an additional insured. Borrower shall deliver at least annually to Bank, or more frequently if requested by Bank, certificates of insurance evidencing Borrower's compliance herewith.

         5.11 Notice of Certain Events. Give prompt notice in writing to Bank of any Event of Default hereunder, or of any condition which with the passage of time or the giving of notice or both would give rise to an Event of Default, and of any development, financial or otherwise, which could have a Material Adverse Effect or which otherwise might adversely affect the ability or obligation of Borrower to perform this Agreement or any of the other Loan Documents.

         5.12 Payment of Taxes. Pay all taxes, assessments and governmental charges lawfully levied or imposed on or against it and its properties prior to the date when such taxes, assessments or charges shall become delinquent, unless Borrower is contesting the validity thereof in good faith and has posted any bond or other security required by applicable law against payment thereof.

         5.13 Dealings in Inventory. With respect to the Inventory (a) sell or dispose of Inventory only to buyers in the ordinary course of business, (b) promptly notify Bank of any change in location of any of the Inventory and, prior to any such change, execute and deliver to Bank such financing statements satisfactory to Bank as Bank may request and (c) report, in form satisfactory to Bank and with such frequency as reasonably determined by Bank, such information as Bank reasonably may request regarding the Inventory.

         5.14 Claims Against Borrower. Promptly upon learning thereof, report to Bank any reclamation, return or repossession of goods, any claim or dispute asserted by any Debtor and any other matters affecting the value and enforceability or collectibility of any of the Collateral.

         5.15 Defense of Collateral. Defend the Collateral against all claims and demands (other than Permitted Liens) of all persons at any time claiming the same or any interest therein and pay all costs and expenses (including attorneys' fees) incurred in connection with such defense.

         5.16 Financing Statements. At the request of Bank, execute and deliver such financing statements, documents and instruments, and perform all other acts as Bank reasonably deems necessary or desirable to carry out and perform the intent and purpose of this Agreement, and pay, upon demand, all expenses (including attorneys' fees) incurred by Bank in connection therewith. If Borrower refuses or is unable to execute an appropriate financing statement promptly upon demand by Bank, a photocopy of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         5.17  Financial Covenants.  Maintain at all times:

         (a) Consolidated Tangible Net Worth greater than the greater of: (i) the following amounts from and after the dates indicated:

                  Date                               Amount

                  December 1, 1998                   $2,750,000
                  January 1, 1998                    $3,250,000
                  July 1, 1999                       $3,500,000
                  January 1, 2000                    $3,750,000

or (ii) the highest Consolidated Tangible Net Worth of Borrower as of the end of any fiscal quarter ending after the date of this Agreement and prior to the date of determination, less $400,000;

         (b) A ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not more than 2.75 to 1; and

         (c) A ratio of (i) the sum of Borrower's net income plus non-cash expenses plus interest expense for the most recently-ended four consecutive fiscal quarters to (ii) the sum of Borrower's interest expense plus all principal paid or due to be paid on any indebtedness of Borrower during the same four consecutive fiscal quarters, all determined in accordance with GAAP, of not less than 1.50 to 1.

The following terms shall have the following meaning when used herein:

         "Consolidated Liabilities" mean all indebtedness, obligations and other liabilities of Borrower and its subsidiaries, whether matured or unmatured, liquidated or unliquidated, direct or contingent or joint or several, that should, in accordance with GAAP, be classified as liabilities on a consolidated balance sheet of Borrower, but excluding the Subordinated Debentures.

         "Consolidated Tangible Net Worth" means, at any time, Stockholder's Equity, less the sum of (i) any surplus resulting from any write-up of assets subsequent to December 31, 1997, (ii) goodwill, including any amounts, however designated on a consolidated balance sheet of Borrower and its subsidiaries, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower, (iii) patents, trademarks, tradenames and copyrights, (iv) any amount at which shares of capital stock of Borrower appear as an asset on Borrower's consolidated balance sheet, (v) deferred expenses and (vi) any other amount in respect of an intangible that should be classified as an asset on a consolidated balance sheet of Borrower in accordance with GAAP.

         "Stockholder's Equity" means, at any time, the aggregate of the following amounts set forth on a consolidated balance sheet of Borrower prepared in accordance with GAAP: (i) the par or stated value of all outstanding capital stock, (ii) capital surplus (iii) retained earnings, and (iv) all indebtedness which is subordinated to the Loans in a manner satisfactory to Bank, in its sole discretion.

         5.18 Maintenance of Bank Accounts. Maintain its primary banking relationship with Bank and maintain combined collected balances in a demand deposit account with Bank of at least $100,000. The amount of any deficiency in such balance shall bear interest at the Prime Rate plus 3% per annum and shall be payable in arrears within 30 days of the end of the month in which the deficiency occurs. The collected balances in Borrower's demand deposit account shall earn interest credits according to Bank's customary method of calculation, which interest credits may be applied by Borrower only to offset service charges due from Borrower with respect to activity in its demand deposit account.

         5.19 Termination of Financing Statements. Within 60 days after the date of this Agreement, provide Bank with evidence reasonably satisfactory to Bank of the termination of all current financing statements of record showing Borrower (or Fun Wear or Sports Imprints) as debtor and which evidence any lien or security interest other than the security interest created under this Agreement, the Permitted Factor Lien and the Permitted Equipment Lien.

         6. Negative Covenants. Until the Obligations have been paid in full, unless Bank shall consent in advance in writing, Borrower shall not, and shall not permit any subsidiary, if any, to:

         6.1 Sale of Assets or Merger. Discontinue its business or liquidate, sell, transfer, assign or otherwise dispose of a material part of its assets or of the Collateral, by sale, merger, consolidation or otherwise, provided, however, that it may: (i) sell Inventory in the ordinary course of business, and
(ii) continue to sell Accounts which are not Designated Accounts in accordance with the Permitted Factoring Agreement.

         6.2 Liens and Encumbrances. Sell, assign, pledge, grant or suffer to exist a security interest, lien, mortgage or other encumbrance on any of the Collateral to any person other than Bank, or permit any lien, encumbrance or security interest to attach to any of the Collateral, except Permitted Liens.

         6.3 Contingent Liabilities. Endorse, guarantee or become surety for the obligations of any person, firm or corporation, except: (i) pursuant to the Next Agreement, and (ii) Borrower may endorse checks and negotiable instruments for collection or deposit in the ordinary course of business.

         6.4 Loans. Make any loan to any Affiliate of Borrower or repay any existing loan made to it by any such Affiliate.

         6.5 Distributions. Declare or pay any dividends or make any other payments on its capital stock, redeem, repurchase or retire any of its capital stock, or make any other distribution to its stockholders.

         6.6 Dealings with Accounts. Compromise or discount any Account except for: (i) ordinary trade discounts or allowances for prompt payment and other discounts and compromises made in the ordinary course of business, and (ii) the sale of Accounts which are not Designated Accounts in accordance with the Permitted Factoring Agreement.

         6.7 Investments. (a) Change its name or consolidate or merge with any other entity or acquire or purchase for cash any equity interest in any other entity, including shares of stock of other corporations, or acquire or purchase any assets or assume any obligations of any other entity the value of which exceeds 10% of Borrower's Eligible Accounts (whether in one transaction or in a series of transactions), except that Borrower may own notes and other receivables acquired in the ordinary course of business.

         (b) Subscribe for any stock or other equity interest in or otherwise organize or form any subsidiary corporation or entity.

         6.8 Change in Management or Business. Change its management or make any material change in any of its business objectives, purposes and operations which, in either such case, might in any way adversely affect the repayment of the Loans.

         6.9 Transaction with Affiliates. Enter into, or be a party to, any transaction with any Affiliate of Borrower except in the ordinary course of business, pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrower than Borrower could obtain in a comparable arm's length transaction with a person not an Affiliate of a Borrower.

         6.10 Indebtedness. Directly or indirectly create, incur, assume, guaranty or be or remain liable with respect to any indebtedness, except for (a) the Obligations, (b) the indebtedness represented by the Subordinated Debentures disclosed in the Financial Statements, (c) purchase money indebtedness (other than capitalized lease obligations) not to exceed $100,000 per year, (d) lease obligations which are required to be capitalized under GAAP and which, in the aggregate with all purchase money indebtedness incurred pursuant to the preceding clause (e), do not exceed $500,000, (f) indebtedness incurred under the Permitted Factoring Agreement in an aggregate amount not to exceed at any time the net amount of all outstanding Accounts other than Designated Accounts,
(g) indebtedness existing as of the date of this Agreement to The Bank of Floyd secured by the Permitted Equipment Lien (as such indebtedness may be modified, amended or extended, but not increased in principal amount); and (h) any other indebtedness to which Bank consents in writing.

         6.11 Capital Expenditures. Permit the aggregate amount of all capital expenditures by Borrower in any fiscal year to exceed $500,000.

         7.   Collection of Collateral and Notice of Assignment.

         7.1 Collections on Collateral. All collections on the Collateral shall be directed to a lock box at Bank. All collections on the Collateral shall be the property of Bank, shall be held in trust for Bank by Borrower and shall not be commingled with Borrower's other funds or be deposited in any bank account of Borrower (except for the Cash Collateral Account), or used in any manner except to pay the Obligations. Borrower immediately shall deposit any collections on the Collateral which are received by Borrower in the Cash Collateral Account maintained at Bank for that purpose, over which Bank alone shall have the sole power of withdrawal. On a daily basis, Bank will apply all or part of the collected balance of the Cash Collateral Account against the Obligations (to the extent outstanding), with the amount, order and method of such application to be in the sole discretion of Bank. In no event shall Bank be obligated to apply any funds deposited in the Cash Collateral Account before the second business day after the day of deposit. Any part of the collected balance in the Cash Collateral Account which Bank elects not to apply to Borrower's obligations shall be paid over and deposited by Bank to Borrower's commercial account. The crediting of items deposited in the Cash Collateral Account to the reduction of the Obligations shall be conditioned upon final payment of the item and if any item is not so paid, the amount of any credit given for it may be charged to the Obligations or to any other deposit account of Borrower, whether or not the item is returned.

         7.2 Notice of Assignment. Bank shall have the right at any time during the continuance of an Event of Default to notify Debtors of its security interest in the Designated Accounts and, subject to the Intercreditors Agreement, the other Accounts and to require payments to be made directly to Bank. Upon request of Bank at any time during the continuance of an Event of Default, Borrower shall so notify the account Debtors and will indicate on all billings to the account Debtors that the Accounts are payable to Bank. To facilitate direct collection, Borrower hereby appoints Bank and any officer or employee of Bank, as Bank from time to time may designate, as attorney-in-fact for Borrower to, after the occurrence of an Event of Default: (a) receive, open and dispose of all mail addressed to Borrower and take therefrom any payments on or proceeds of Accounts; (b) take over Borrower's post office boxes or make other arrangements, in which Borrower shall cooperate, to receive Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to Borrower to such address as Bank shall designate;
(c) endorse the name of Borrower in favor of Bank upon any and all checks, drafts, money orders, notes, acceptances or other evidences of payment or Collateral that may come into Bank's possession; (d) sign and endorse the name of Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Debtor, to drafts against Debtors, to assignments of Accounts and to notices to Debtors; and (e) do all other acts and things necessary to carry out this Agreement, including signing the name of Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the Uniform Commercial Code. Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither Bank nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unsatisfied.

         7.3 Enforcement of Accounts. Bank shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instruments received in payment thereof or for any damage resulting therefrom. During the continuance of an Event of Default, Bank may, without notice to or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the obligator thereon. During the continuance of an Event of Default, Bank is authorized to accept the return of the goods represented by any of the Accounts, without notice to or consent by Borrower or without discharging or any way affecting the Obligations hereunder.

         7.4 Limitation of Bank's Liability. Bank shall not be liable for or prejudiced by any loss, depreciation or other damage to Accounts or other Collateral unless caused by Bank's willful and malicious act, and, to the extent permitted by applicable law, Bank shall have no duty to take any action to preserve or collect any Account or other Collateral.

         7.5 Verification of Accounts. Bank may confirm and verify all Accounts in any reasonable manner at any time. Bank shall have no obligation to disclose or discuss with Borrower the names or identities of any customers from whom Bank obtains or requests information as to Accounts. Borrower shall cooperate with Bank in the confirmation and verification of any Accounts, or reconciling any discrepancy between those amounts verified by Bank and information provided to Bank by Borrower.

         8. Service Charges. In addition to the principal and interest on the Loans and the reimbursement of expenses to Bank pursuant to this Agreement, Borrower shall pay to Bank a Collateral monitoring fee of $1,000 per month while this Agreement remains in effect, payable in advance on the first day of each month.

In addition to the monthly Collateral monitoring fee, Borrower shall pay to Bank a service charge of $50 per day for each day on which the outstanding principal balance of the Loans exceeds the Maximum Loan Amount. All service charges shall be payable monthly on the due date for the payment of principal and/or interest on the Loans.

         9. One General Obligation: Cross Collateral. All loans and advances by Bank to Borrower under this Agreement and under all other agreements constitute one loan, and all indebtedness and obligations of Borrower to Bank under this and under all other agreements, present and future, constitute one general obligation secured by the Collateral and security held and to be held by Bank hereunder and by virtue of all other assignments and security agreements between Borrower and Bank now and hereafter existing. It is expressly understood and agreed that all of the rights of Bank contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement and to any other agreements, present and future, between Bank and Borrower.

         10.  Events of Default and Remedies.

         10.1 Event of Default. The following shall constitute Events of Default under this Agreement, it being agreed that time is of the essence hereof: (a) failure of Borrower to pay any of the Obligations when due or, in the case of Obligations which consist of interest or service charges payable under Section 8, within three days of the date when due; (b) failure of Borrower to observe or perform any covenant contained in this Agreement or in any other agreement between Borrower and Bank when due; (c) any representation or warranty at any time made by Borrower or any guarantor to Bank orally or in this Agreement or in any other agreement between Borrower and/or any guarantor and Bank, or in any document or instrument delivered to Bank pursuant to this Agreement or any such other agreement is, or becomes, untrue or misleading in any material respect;
(d) Borrower shall be in default or breach under any obligation for the payment of borrowed money or for the payment of rent under any lease agreement covering real or personal property in either case; (e) failure of Borrower or any guarantor, alter request by Bank, to furnish financial information or to permit the inspection of its books of account and records; (f) suspension by Borrower or any guarantor of the operation of its present business, or the insolvency of Borrower or any guarantor, or the inability of Borrower or any guarantor to meet its debts as they mature, or its admission in writing to such effect, or its calling any meeting of all or any of its creditors or committing any act of bankruptcy, or the filing by or against Borrower or any guarantor of any petition under any provision of Bankruptcy Act, as amended, or the entry of any judgment or filing of any lien against Borrower or any guarantor; (g) any material adverse change occurs in the condition or affairs (financial or otherwise) of Borrower or in any endorser, guarantor of surety for any of the Obligations; (h) any loss, theft, damage, destruction or encumbrance of Collateral with a value in excess of $250,000 in the aggregate; (i) any levy, seizure or attachment of any of the Collateral; (j) any guarantor of the Obligations denies his or its obligation to guarantee any Obligations then existing or attempts to limit or terminate his or its obligation to guarantee any future Obligations, including future Loan advances; (k) occurrence of any default or event of default under any other Loan Documents which continues beyond the applicable period for cure, if any; (1) payment by or on behalf of Borrower of any principal outstanding under the subordinated Debentures without the prior written consent of Bank; (m) termination or cancellation, for any reason whatsoever, of the WCW License or the occurrence of any event which Bank deems, in its sole discretion, to constitute a material adverse change in the relationship of Borrower with World Championship Wrestling, Inc. or in Borrower's rights under the WCW License, or (n) occurrence of any Change of Control of Borrower.

         10.2 Rights of Bank upon Default. Upon the occurrence of an Event of Default described in Section 10.1, Bank at its option may: (a) declare the Obligations immediately due and payable, without presentment, notice, protest or demand of any kind for the payment of all or any part of the Obligations (all of which are expressly waived by Borrower) and exercise all of its rights and remedies against Borrower and any Collateral provided herein, in any other agreement or at law or in equity and (b) exercise all rights granted to a secured party under the applicable Uniform Commercial Code or other applicable law. Upon the occurrence of an Event of Default, Bank may take possession of the Collateral, or any part thereof, and Borrower hereby grants Bank authority to enter upon any premises on which the Collateral may be situated, and remove the Collateral from such premises or use such premises, together with the materials, supplies, books and records of Borrower, to maintain possession and/or the condition of the Collateral and to prepare the Collateral for sale. Borrower shall, upon demand by Bank, assemble the Collateral and make it available at a place designated by Bank. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sales or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Borrower shown at the beginning of this Agreement at least ten days prior to the time of such sale or disposition.

         10.3 Application of Proceeds. Bank shall have the right to apply the proceeds of any disposition of the Collateral to the payment of the Obligations in such order of application as Bank, may, in its sole discretion, elect. Bank shall have no obligation to marshall any assets in favor of Borrower or any other party.

         10.4 Remedies Cumulative. The rights, options and remedies of Bank shall be cumulative and no failure or delay by Bank in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Bank shall not be deemed to have waived any of Bank's rights hereunder or under any other agreement, instrument or paper signed by Borrower unless such waiver be in writing and signed by Bank.

         11.  Miscellaneous.

         11.1 Governing Law: Jurisdiction and Vetme. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio. Bank and Borrower hereby designate all courts of record sitting in either Hamilton County, Ohio or Montgomery County, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Agreement or the transactions contemplated by this Agreement may be prosecuted as to all parties, their successors and assigns, and by the foregoing designation Bank and Borrower consent to the jurisdiction and venue of such courts.

         11.2 MUTUAL WAIVER OF JURY TRIAl. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO EXTEND CREDIT TO BORROWER AND FOR BORROWER TO BORROW FROM BANK, AND AFTER HAVING THE OPPORTUNITY TO CONSLILT COUNSEL, BORROWER AND BANK HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

         11.3 Other Waivers. Borrower hereby waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of Loans made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         11.4 Collection Costs. All reasonable costs and expenses incurred by Bank to obtain, enforce or preserve the security interests granted by this Agreement and to collect the Obligations, including, without limitation, stationery and postage, telephone and telegraph, secretarial and clerical expenses, the fees or salaries of any collection agents utilized, all costs to maintain and preserve the Collateral and all reasonable attorneys' fees and legal expenses incurred in obtaining or enforcing payment of any of the Obligations or foreclosing Bank's security interest in any of the Collateral, whether through judicial proceedings or otherwise, or in enforcing or protecting its rights and interests under this Agreement or under any other Loan Document, or in protecting the rights of any holder or holders with respect thereto, or in defending or prosecuting any actions or proceedings arising out of or relating to the transactions contemplated hereby, shall be paid by Borrower to Bank, upon demand, or, at Bank's election, charged to Borrower's account and added to the Obligations, and Bank may take judgment against any or all of the Borrower for all such costs, expense and fees in addition to all other amounts due from Borrower hereunder.

         11.5 Expenses. Borrower shall reimburse Bank for all reasonable out-of-pocket costs and expenses incurred by Bank in connection with the preparation of this Agreement and the making of the Loans hereunder, including the reasonable fees and expenses of Bank's counsel, and for all UCC search, filing, recording and other costs connected with the perfection of Bank's security interest in the Collateral.

         11.6 Notices. All notices, requests, directions, demands, waivers and other communications provided for herein shall be in writing and shall be deemed to have been given or made when delivered personally, by telecopy (with receipt acknowledged), or sent by registered or certified mail, postage prepaid and return receipt requested, addressed to Borrower or Bank, as the case may be, at their respective addresses set forth at the beginning of this Agreement. Notices of changes of address shall be given in the same manner.

         11.7 Severability. Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         11.8 Entire Agreement. Modification. Benefit. This Agreement shall constitute the entire agreement of the parties and no provision of this Agreement, including the provisions of this section, may be modified, deleted or amended in any manner except by agreement in writing executed by the parties. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer its fights hereunder, and Bank shall not assign or transfer its rights hereunder to any person which, directly or through an Affiliate, is engaged in substantially the same business as Borrower.

         11.9 Construction. All references in this Agreement to the single number and neuter gender shall be deemed to mean and include the plural number and all genders, and vice versa, unless the context shall otherwise require.

         11.10 Headings. The underlined headings contained herein are for convenience only and shall not affect the interpretation of this Agreement.

         11.11 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

         11.12 Nonliability of Bank. The relationship between Borrower and Bank shall be solely that of borrower and lender. Bank shall not have any fiduciary responsibilities to Borrower. Bank undertakes no responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

         11.13 Limitation of Liability. No claim may be made by Borrower against Bank or any Affiliate, director, officer, employee, attorney or agent of Bank for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers.

                           "Borrower"

                           LITTLEFIELD, ADAMS & COMPANY


                           By: /s/  Warren L. Rawls
                                 Name:  Warren L. Rawls
                                 Title:    CFO, Treasurer and Secretary


                           "Bank"


                           THE PROVIDENT BANK

                           By: /s/ Cliff Bishop
                                  Name:  Cliff Bishop
                                  Title:  Vice President

                                                                   SCHEDULE  4.8

                                    LITIGATION

NONE.

                                                                  SCHEDULE  4.14

                              LOCATION OF INVENTORY


a. Inventories are stated at the lower of cost (using the FIFO) method) or market (net realizable value) in accordance with GAAP. In the normal course of business, the Company may have some inventories which include amounts of misprints, over-runs, and mill defects (minor garment defects) which have been appropriately valued.

b. The Company, from time to time, has inventories at certain contract screen printers' production facilities as part of normal business operations. The inventories at the contractors' facilities may be blank goods, work-in-process goods, or finished goods.

During the six months prior to December 10, 1998, the Company has utilized, and therefore had inventories at, the following contract screen printers:

         Next, Inc.
         1295 Vernon Street
         P.O. Box 684
         Wabash, IN 46992
         Phone:    (219) 563-2186
         Fax:      (219) 569-0921

         Creative Silkscreen and Design
         1100 Buchanan Street
         Rockford, IL 61101
         Phone:    (815) 963-7733
         Fax:      (815) 963-7722

         Creative Images & Innovations
         52-08 Grand Ave.
         Maspeth, NY 11378
         Phone:    (718) 821-8700
         Fax:      (718) 894-2412

         A to Z Clothing Services, Inc.
         5339 State Route 571 East
         Greenville, OH 45331
         Phone: (937) 548-4454

As of December 10, 1998, the only contractor facility with Company inventories is Next, Inc.

                                                                  SCHEDULE  4.15

                                   ERISA PLANS



As of December 10, 1998, the Company has the following plans which are subject to ERISA:

         Littlefield, Adams & Company Cafeteria Benefit Plan (a section 125 fringe benefit plan).